Exhibit 4.6

Mortgage Contract

(“This Contract”)

Contract No.: Jian Hei Qing Liu Dai Di (2010) No. 35

Mortgager (Party A): Daqing Borun Biotechnology Co., Ltd.

Address: Jubao Village, Zushan Country, Datong District, Daqing City

Zip Code: 163515

Legal Representative (The Principal): Wang Jinmiao

Fax: 0459-6989708

Tel: 0459-6989708

Mortgagee (Party B): Daqing Branch of China Construction Bank Stock Limited Company

Address: Jianhang Street 10, Dongfeng Xincun, Daqing City

Zip Code: 163311

The Principal: Zhu Botao

Fax: 0459-6615567

Tel: 0459-6296699

To secure the performance of the RMB Working Capital Loan Agreement (No. Jian Hei Qing Liu Dai [2010] No. 35, hereinafter “Principal Contract”) signed between Daqing Borun Biotechnology Co., Ltd. (“the Debtor”) and Party B and to secure the realization of Party B’s creditor’s rights, Party A is willing to provide mortgage to secure the debt under the Principal Contract, which exists between the Debtor and Party B.  According to relevant laws and regulations, and upon mutual negotiations, Party A and Party B herein conclude this Contract for each to abide by.

1.     Mortgaged Asset

1.1  Party A mortgages the asset (as provided in the Mortgaged Asset List attached hereto) to Party B.

1.2       Where the ownership certificate or other title certificates of the mortgaged asset is/are renewed, and where the contents recorded in the said renewed certificates or the contents recorded in the registers of the competent registration authorities is/are in consistence with that of other title certificates or the mortgage right proof received by Party B, Party A shall not refuse to assume its guarantee liabilities due to such changes.

1.3       Unless otherwise agreed by the Parties or provided by the law, the newly increased property to the mortgaged asset due to the adhesion, mix, processing, renovation, etc., shall be mortgaged to Party B as well to secure the creditor’s rights of Party B, and accordingly Party A shall handle necessary mortgage formalities according to Party B’s requirement.

1.4       Where the value of the mortgaged asset decreased or may decrease, which will affect the realization of Party B’s creditor’s rights, then Party A shall provide new guarantee according to Party B’s requirement.

2.     Scope of Guaranty

The scope of guaranty under this Contract shall be [Option 2.1].

2.1         The mortgage shall secure all the debts under the Principal Contract, including but not limited to the loan principal, interest (including default interest and compound interest), liquidated damages, compensation, other expenses that shall be repaid to Party B by the Debtor (including but not limited to the procedure fee, telecommunication charges, incidentals, relevant banking charges that the overseas beneficiary reluctant to assume, etc.), and the expenses attributable to the exercise of guarantee rights and the creditor’s rights (including but not limited to litigation fee, arbitration fee, charges for preservation of property, travel expenses, enforcement fee, evaluation fees, charges for auction of property, notarization fees, expenses for service, announcement fee, attorney fee, etc.).

2.2       The mortgage shall secure the loan principal (equal to N.A [currency] N.A [amount in words]) and the interest (including default interest and compound interest) under the Principal Contract, as well as the liquidated damages, compensation, other expenses that shall be repaid to Party B by the Debtor (including but not limited to the procedure fee, telecommunication charges, incidentals, relevant banking charges that the overseas beneficiary is reluctant to assume, etc.), and the expenses attributable to the exercise of guarantee rights and the creditor’s rights (including but not limited to litigation fee, arbitration fee, charges for preservation of property, travel expenses, enforcement fee, evaluation fees, charges for auction of property, notarization fees, expenses for service, announcement fee, attorney fee, etc.).

3.     Registration of the Mortgaged Asset

The Parties shall handle the mortgage registration formalities with the competent registration department within five working days after signing this Contract.  Party A shall transfer the original copies of other title certificate, mortgage registration documents and other certificates to Party B for its keeping on the completion date of the mortgage registration.

4.     Modification of the Principal Contract

4.1         Where Party B and the Debtor reach an agreement to modify the provisions of the Principal Contract (including modifying the provisions of the repayment currency, repayment mode, account number for the loan, account number for the repayment, disbursement plan, repayment plan, value date, interest settlement date, the commencement date or deadline for the obligation performance without the extension, etc.) then Party A agrees to assume the guarantee liabilities for the debts under the modified Principal Contract.

However, where Party B and the Debtor reach an agreement to extend the term of the obligation performance or to increase the loan principal without Party A’s prior consent, then Party A only assumes the guarantee liabilities for the debts under the Principal Contract before such modification.

4.2         The guarantee liability of Party A shall not be relieved or reduced in case of any one of the following circumstances:

4.2.1               The restructuring, consolidation, merger, division, increase & decrease of the registered capital, joint venture, consortium and change of name of Party B or the Debtor;

4.2.2               Party B entrusts its obligations under the Principal Contract to the third party.

4.3       Where the creditor’s right under the Principal Contract is transferred to a third party, Party A shall assist Party B and the third party to handle relevant mortgage modification formalities as required by the law.

4.4         Party A shall still bear security liabilities for benefit of Party B even if the transfer of debt or creditor’s right does not take effective, or is invalid, revoked or terminated.

5.     Possession and Keeping of the Mortgaged Asset

5.1         Party A shall well possess, keep, maintain and repair the mortgaged asset, shall properly use the mortgaged asset, shall keep the mortgaged asset intact and shall timely pay all taxes and fees related to the mortgaged asset.  Party B is entitled to examine the mortgaged asset and may require Party A to transfer the original copies of the ownership certificates of the mortgaged asset to Party B to keep.

5.2         Where Party A entrusts or agrees a third party to possess, keep and use the mortgaged asset, Party A shall notify the third party of Party B’s mortgage right thereon.  In the mean time, Party A shall require the third party to keep the mortgaged asset intact and to accept Party B’s examination on the mortgaged asset, and shall require the third party not to impede Party B from realizing its creditor’s right.  Under the said situation, Party A is not released from the obligations provided in the forgoing provision and shall bear liabilities for the third party’s action as well.

5.3         Where the mortgaged asset causes any personal injuries or any property damage, Party A shall be fully responsible for such injuries and damage.  Where Party B is held liable for such injuries and damage or Party B pays compensations for Party A under the said situation, then Party B is entitled to recover such losses against Party A.

6.              Insurance for the Mortgaged Asset

6.1         Unless otherwise agreed by the Parties, Party A shall purchase insurance for the mortgaged asset according to relevant laws and according to the insurance coverage, insurance period and insured amount designated by Party B.  The insurer shall have legitimate qualification and good reputation.

6.2         The content of the insurance policy shall meet Party B’s requirement and shall not bear any restriction provisions which may impair Party B’s rights and interests.  The insurance policy shall have a special remark that “Party B shall have a priority to obtain (or shall be the first beneficiary to) the insurance proceeds; any modification to the insurance policy can be made only after obtaining Party B’s written consent; and once the insured accident occurs, the insurer shall transfer the insurance proceeds directly to the bank account designated by Party B”. Where the insurance policy for the mortgaged asset does not bear the said remark, such insurance policy shall be modified or remarked accordingly in consistence with the said wording.

6.3         Party A shall keep the insurance constantly effective, shall not suspend, cancel or invalidate the insurance or shall not cause the insurer’s liability reduced or exempted out of any reason, or shall not modify the insurance policy without Party B’s consent.  Where the insurance period expires and the creditor’s rights secured by Party A are not fully realized, Party A shall renew the insurance and extend the insurance period accordingly.

6.4         Party A shall deliver the original copy of the insurance policy for the mortgaged asset to Party B and shall have Party B keep necessary documents required for insurance claim or for insurance interest transfer within three working days after signing this Contract (or after the completion date of the renewal of the insurance policy for the mortgaged asset).

6.5         In terms of the insurance proceeds obtained from the mortgaged asset, Party B is entitled to make use of it according to the following methods, and Party A shall assist Party B to handle relevant formalities:

(1)   Upon Party B’s consent, it can be used to repair the mortgaged asset, to recover the value of the mortgaged asset;

(2)   It can be used to repay or prepay all the debts, principals, interests and fees under the Principal Contract;

(3)   It can be used to provide the pledge to secure the debts under the Principal Contract;

(4)   It can be disposed by Party A freely after Party A provides a new guarantee to the satisfaction of Party B.

7.              Limitation on Party A’s Disposal of the Mortgaged Asset

7.1       Without Party B’s written consent, Party A shall not dispose of the mortgaged asset by any means, including but not limited to, waiving, leasing (including renewing the original lease upon the expiration), donating, transferring, or moving it, or using it to make capital contribution, or re-establishing mortgage thereon, or changing its purpose for public interests, or adhering it to other property, or renovating or splitting it.

7.2       Upon Party B’s written consent, the proceeds or other payments arising from Party A’s disposal of the mortgaged asset shall be deposited in the bank account designated by Party B.  Party B is entitled to make use of it according to Article 6.5 (2) to (4) above and Party A shall assist Party B to handle relevant formalities.

8.              Third Party’s Hindrance

8.1       Where the mortgaged asset is compulsorily purchased, expropriated, dismantled, confiscated, or withdrawn free of charge by the state, or the mortgaged asset is sealed up, frozen, withheld, supervised, established with a lien thereon, auctioned, compulsorily possessed of, destroyed or disposed of by any other means by a third party, Party A shall promptly notify Party B of such situation and shall timely take measures to prevent, preclude or make remedy for such situations, to prevent the increase of the losses.  Upon Party B’s requirement, Party A shall provide a new guarantee to the satisfaction of Party B.

8.2         Under the said situation, the remainder of the mortgaged asset shall still be mortgaged to secure Party B’s creditor’ rights.  Any damages or compensations obtained by Party A due to the said reasons shall be deposited in the bank account designated by Party B.  Party B is entitled to make use of it according to Article 6.5 (1) to (4) above and Party A shall assist Party B to handle relevant formalities.

9.              Realization of the Mortgage Right

9.1         Where the Creditor fails to perform its due obligations under the Principal Contract, or fails to repay the due debts whose maturity is announced to be accelerated, or breaches other provisions of the Principal Contract, Party B is entitled to dispose of the mortgaged asset.

9.2         The value of the mortgaged asset recorded in the Mortgaged Asset List attached hereto or otherwise agreed by the Parties (“Temporary Value”), whether recorded in the register of the registration department or not, shall not indicate the final value of the mortgaged asset.  The final value shall be a net value, which is equal to the proceeds from Party B’s disposal of the mortgaged asset deducted relevant taxes and expenses.

Where the mortgaged asset is used to repay Party B’s creditor’s right, the said Temporary Value shall not serve as the basis for repaying Party B’s creditor’s right, and the value of the mortgaged asset shall be determined by the Parties through mutual negotiations or shall be fairly evaluated according to the law.

9.3         After paying the expenses during the selling or auction process (including the custody fee, evaluation fee, auction fee, ownership transfer fee, taxes, land-transferring fees for the national-land use right, etc.), the proceeds shall be first used to repay all debts under the Principal Contract; and the remaining amount after the said repayment shall be refunded to Party A.

9.4         Where Party A and the Debtor are the same person, Party B may apply for enforcement on Party A’s properties which are beyond the mortgaged asset, without its waiver on its mortgage right or its disposal of the mortgaged asset as the preconditions.

9.5         Party A shall not prevent Party B from realizing its creditor’s rights by any means (including action or omission).

9.6         No matter whether Party B has other guarantees to secure its creditor’s rights under the Principal Contract or not (including but not limited to, guarantee, mortgage, pledge, guarantee letter, stand-by letter of credit, etc.), no matter when the said guarantees are established, no matter whether the said guarantees are effectively established, no matter whether Party B claims against other guarantors in terms of the said guarantees, no matter whether the third party agrees to assume all or part of the debts under the Principal Contract, or no matter whether the said guarantees are provided by the Debtor itself, under the said situation, Party A’s guarantee liability under this Contract shall not be reduced or released, Party B may directly require Party A to undertake its guarantee liabilities within the scope of guaranty under this Contract, and Party A shall not raise any objection.

9.7         Where Party A provides the guarantee only to secure part of the debts under the Principal Contract, then Party A agrees that, even if the debts under the Principal Contract is partially written off due to the Debtor’s repayment or the realization of Party B’s guarantee rights or other reasons, Party A shall still undertake its guarantee liabilities within the scope of guaranty under this Contract to secure the debts which are not written off.

9.8         Where Party A provides the guarantee only to secure part of the debts under the Principal Contract and where the debts under the Principal Contract are not fully repaid after Party A undertakes its guarantee liabilities, then Party A commits that, its claim (or its exercise in advance) of subrogation and recourse against the Debtor or other guarantors shall not impair Party B’s rights and interests; and Party A agrees that the repayment of the debts under the Principal Contract shall be prior to the realization of Party A’s right of subrogation or recourse.

More specifically, before the creditor’s rights of Party B are fully realized:

(1)   Party A agrees not to claim its subrogation or recourse against the Debtor or other guarantors; where Party A already realized its rights of subrogation or recourse due to any reasons, Party A shall use the proceeds arising therefrom to first repay the unpaid debts owed to Party B.

(2)   Where there is a real security for the debts under the Principal Contract, Party A agrees not to claim any rights against the collateral or the proceeds arising from the disposal of the collateral by exercising its right of subrogation or out of other reasons; the said collateral and its proceeds after the disposal shall be first used to repay the unpaid debts owed to Party B.

(3)   Where the Debtor or other guarantors provide the counter-guarantee to Party A, the proceeds arising from the counter-guarantee obtained by Party A shall be first used to repay the unpaid debts owed to Party B.

9.9         Where the Principal Contract is not established, or is invalid in whole or in part, or is cancelled or terminated and where Party A and the Debtor are different persons, then Party A shall, within the scope of guaranty under this Contract, assume the joint and several liabilities with the Debtor for the debts incurred in the return of property or arising out of the compensation of the loss.

9.10                           Party A is fully aware of the interest rate risk.  Where Party B adjusts the interest rate, and the interest calculation and settlement methods according to the Principal Contract or the state interest rate policy, which results in the increase of the interest, penalty interest and compound interest to be paid by the Debtor, Party A shall bear the guarantee liabilities for the said increased part as well.

9.11                           Party B is entitled to deduct the amounts in RMB or in other currencies from the accounts that the Debtor opens in China Construction Bank’s business system for the settlement of any one due debt in case that the Debtor is indebted to Party B besides the debts under the Principal Contract, and the deduction will not constitute any relief to the guarantee liability of Party A.

10.  Liability for Breach of Contract

10.1                           Party A’s Liability for Breach of Contract

(1)          Where Party A breaches any provision of this Contract or any of its representation and warranty is false, inaccurate or has omission, then Party B is entitled to take one or more of the following measures:

a)    Require Party A to correct its breach within a time limit;

b)    Require Party A to provide new guarantee;

c)    Require Party A to compensate the losses;

d)    Dispose of the mortgaged asset;

e)    Other remedies permitted by the law.

(2)          Party B is entitled to make use of the proceeds from its disposal of the mortgaged asset according to Article 6.5 (2) to (4) above and Party A shall assist Party B to handle relevant formalities.

(3)          Where the mortgage right is not effectively established due to Party A’s reason, or the value of the mortgaged asset is reduced due to Party A’s reason, or Party B cannot timely or fully realize its mortgage right caused by Party A’s reason, and where Party A and the Debtor are different persons, then Party B is entitled to require Party A to assume the joint and several liabilities with the Debtor for the secured debts, within the scope of guaranty under this Contract.

10.2                           Party B’s Liability for Breach of Contract

Where Party B loses the title certificates of the mortgaged asset delivered by Party A due to its fault, or Party B fails to timely return the title certificates of the mortgaged asset or does not assist Party A to handle the mortgage cancellation formalities upon

Party A’s request according to law after the debts under the Principal Contract are paid off, then Party A is entitled to take one or more of the following measures:

(1)   Require Party B to bear the procedure fees for supplementing the new title certificates of the mortgaged asset.

(2)   Require Party B to return the title certificates of the mortgaged asset within a time limit or require Party B to assist Party A to handle the mortgage cancellation formalities.

11.  Miscellaneous

11.1     Unless otherwise agreed by the Parties, all the fees related to this Contract and related to the mortgaged asset under this Contract shall be borne by Party A (including but not limited to the fees in relation to the possession, management, disposal, registration, notarization, insurance, transportation, warehousing, keeping, assessment, maintenance, repair, auction, ownership transfer, etc.).

11.2     Collection and Deduction of the Payables

Party B is entitled to collect and deduct all the payable amounts in RMB or other currencies owed by Party A under this Contract from the accounts that Party A opens in the business system of China Construction Bank, without issuing prior notification to Party A.  Party A shall assist Party B in handling the procedures of settlement and sale of foreign exchange or the procedures of foreign exchange trading if any and shall bear the exchange rate risk.

11.3     Use of Party A’s Information

Party A allows Party B to make inquiries on the credit standing of Party A in relevant authorities or organizations or in the credit database approved by People’s Bank of China and the institutions in charge of credit rating and credit information collection, and also authorizes Party B to provide the credit information of Party A to the credit database approved by People’s Bank of China and the institutions in charge of credit rating and credit information collection. Party A hereby agrees that Party B has the right to use and disclose the information of Party A in a proper manner for business necessity.

11.4     Loan Collection by Announcement

Party B has the right to inform the relevant authorities or organizations of the iof Party A’s breach of contract and to collect the loan by issuing a public notice through the news media.

11.5     Evidentiary Effect of Party B’s Record

In the absence of reliable and conclusive evidence to the contrary, Party B’s accounting record of loan principal, interest, expenses and repayment history, the documents and voucher prepared or preserved by Party B verifying the loan disbursement, repayment and payment of interest by the Debtor and the record or voucher of loan collection by Party B shall be the effective and conclusive evidence of the debts under the Principal Contract. Unilateral preparation or preservation of the record, data, documents and voucher by Party B shall not be a ground for Party A to raise its objection in this case.

11.6     Retention of Rights

The rights Party B enjoys under this Contract shall not affect and preclude other rights available to Party B in accordance with laws, regulations and other contracts.  Any tolerance, extension, preferential measure or delay in performing any right under this Contract shall not be deemed as waiver of the rights and interests under the Contract nor be considered as permission or approval of any infringement of this Contract and shall neither affect, preclude and hinder any further exercise thereof or other rights by Party B nor impose any liability or obligation on Party B.

The guarantee liability that Party A assumes under this Contract shall not be relieved in case Party B refuses to exercise or delays the exercise of any right under the Principal Contract or Party B has not exhausted the remedies under the Principal Contract. However, the guarantee liability of Party A will be relieved correspondingly in case of the debt relief made by Party B.

11.7    Where Party A is split-up, dissolved, enters into the bankruptcy procedure, canceled, or deregistered from the administration for industry and commerce, or with its business license revoked, or the mortgaged asset is destroyed, lost, infringed or beyond the control of Party A due to natural factors or the third party’s action, or the any dispute in relation to the ownership of the mortgaged asset arises, or the title certificate of the mortgaged asset is canceled, Party A shall immediately notify Party B of such situation.

11.8     Dissolution or Bankruptcy of the Debtor

Party A shall notify Party B of reporting claims upon being informed that the Debtor has filed or been filed for dissolution or bankruptcy proceedings and shall participate in the bankruptcy proceedings in a timely manner for the beforehand exercise of right of recourse.  In case Party A fails to exercise the right of recourse in advance after it knows or should know the dissolution or bankruptcy proceedings of the Debtor, Party A shall bear the losses thereof if any.

Notwithstanding the second paragraph of Article 11.6, in case of a compromise agreement or reorganization plan reached between Party B and the Debtor during the bankruptcy proceedings, the rights Party B enjoys under this Contract will not be damaged due to the compromise agreement or reorganization plan, nor will the guarantee liability of Party A be relieved. Party A shall not defend against the claim of rights raised by Party B with the provisions of the compromise agreement or reorganization plan.  Party B retains the right to ask Party A to assume the guarantee liabilities to secure the outstanding debt arising from the concession made by Party B to the Debtor in the compromise agreement or reorganization plan.

11.9     Dissolution or Bankruptcy of Party A

In case Party A has filed or been filed for dissolution or bankruptcy, Party B is entitled to participate in the liquidation or bankruptcy proceedings and report claims notwithstanding the debts under the Principal Contract has not yet matured.

11.10       Party A shall promptly notify Party B in writing of the change in the case that Party A changes its postal address or contact information.  Any losses caused by the delayed notification shall be borne by Party A.

11.11       Other Agreements:

N.A.

11.12       Settlement of Disputes

All disputes and argues arising from the performance of this Contract shall be solved through negotiation by the Parties; if negotiation fails, the Parties agree to adopt Option One as listed below to settle the disputes.  During the lawsuit or arbitration, other provisions in the Contract that may not be affected shall be performed continuously.

(1)   Option 1: Submit the disputes to the court at the domicile of Party B;

(2)    Option 2: Submit the disputes to N.A Arbitration Committee in accordance with its arbitration rules effective at the time of application (Place of Arbitration N.A). The award of the arbitration shall be final and binding upon both Parties.

11.13       Effectiveness

The Contract shall become effective as of the date of signing by the legal representatives (the principal) or authorized representatives of the Parties and sealed by the Parties.

11.14       This Contract shall have six original copies.

12.      Mortgaged Asset List

The Mortgaged Asset List is provided as below:

Mortgaged Asset List

Mortgaged Property Name	No. of Ownership Certificate and other Certificate	Place	Areas or Quantity	Value of Mortgaged Property (Ten Thousand Yuan)	Amount which is already mortgaged to secure other creditor’s rights (Unit: 10,000)	Remarks
Please refer to the attachment

13. Party A’s Representation and Warranty

13.1  Party A is fully aware of the business scope and scope of authority of Party B.

13.2  Party A has read all clauses of the Contract and the Principal Contract and Party B has provided explanation to the clauses as required by Party A.  Party A hereto has accurate and correct understanding of the terms and conditions of this Contract and the Principal Contract and the legal consequences.

13.3  Party A is legally qualified to be a guarantor and Party A provides the guarantee pursuant to the laws, regulations, rules and the provisions of Party A’s articles of association or incorporation document and with the approval of managements and/or authorities.  All losses caused by Party A’s unauthorized signing of the Contract shall be borne by Party A, including but not limited to compensating the losses incurred to Party B in full.

13.4  Party A hereby confirms that it has a full understanding of the asset, debt, business, credit standing and creditworthiness of the Debtor, the capacity and authority for the Debtor to execute the Principal Contract and the terms and conditions of the Principal Contract.

13.5  Party A has legitimate ownership of or disposal right of the mortgaged asset; the mortgaged asset is not the facility for public interests, or the property which is forbidden to be circulated or transferred; and there is no ownership dispute over the mortgaged asset.

13.6  There is no co-owner on the mortgaged asset, or if there is any, the mortgage hereunder has already been approved by the co-owner in writing.

13.7  There is no defect or encumbrance on the mortgaged asset which has not been notified to Party B in writing, including but not limited to that, the mortgaged asset is restricted in circulation, sealed up, withheld, supervised, leased, or established with a lien thereon, or there is any default payment of the purchase price, maintenance fee, construction cost, taxes, land-transferring fees for the land use right, damages or compensations in relation to the mortgaged asset, or the mortgaged asset has already been mortgaged to a third party.

13.8  All the documents and information in relation to the mortgaged asset provided by Party A to Party B is true, lawful, accurate and complete.

13.9  The mortgage provided by Party A herein will not impair the legitimate rights and interests of any third party, and will not go against Party A’s legal duties and

Party A’s obligations under any agreement or contract.

Party A (Company Seal): Daqing Borun Biotechnology Co., Ltd.

Legal Representative (The Principal) or Authorized Representative (Signature): Wang Jinmiao

Date: December 17, 2010

Party B (Company Seal): Daqing Branch of China Construction Bank Stock Limited Company

The Principal or Authorized Representative (Signature): Zhu Botao

Date: December 17, 2010

Mortgaged Asset List

Mortgaged Property Name	No. of Ownership Certificate and other Certificate	Place	Area or Quantity	Value of Mortgaged Property (Ten Thousand Yuan)	Amount which is already mortgaged to secure other creditor’s rights (Unit: 10,000)	Note (model No.)
Triple- or Quadruple-Effect Evaporator		Daqing Borun On-Site	1	3,846,153.83	0	75T/H
Double-Effect Evaporator		Daqing Borun On-Site	1	1,845,000.00	0	F=2400 square meter
Horizontal Centrifuge		Daqing Borun On-Site	4	1,116,000.00	0	LWD430B-N
Fermentor		Daqing Borun On-Site	18	##########	0	¢ 10000*18000
Yeast Tank		Daqing Borun On-Site	2	1,620,000.00	0	¢ 9000*13500
Conveyor for Scattered Corn or Bagged Forage		Daqing Borun On-Site	2	1,170,000.00	0
Belt Conveyer for Phase 1 Corn		Daqing Borun On-Site	1	56,700.00	0
Reverse osmosis water purifying plant		Daqing Borun On-Site	1	981,000.00	0

Methanol Column Cooler	Daqing Borun On-Site	1	2,313,765.00	0	V80 34.2m2
Methanol Column Cooler	Daqing Borun On-Site	1	2,639,142.00	0	V110 161.7m2
Water Scrubbing Tower	Daqing Borun On-Site	1	2,872,456.20	0	DN2200-50
Methanol Column	Daqing Borun On-Site	3	2,316,600.00	0	DN2200-50
Crude Column	Daqing Borun On-Site	1	2,742,174.00	0	DN2800-25
Fractionating Column	Daqing Borun On-Site	4	3,107,565.00	0	DN2400-70
Yeast Tank	Daqing Borun On-Site	1	630,000.00	0	6000*8000
Transformer	Daqing Borun On-Site	4	765,000.00	0	SZ9-M-10000/35
Cooling Column	Daqing Borun On-Site	1	693,765.00	0
Industrial Wine Tank	Daqing Borun On-Site	1	180,000.00	0	¢ 2500*4000
Alcohol Measuring Tank	Daqing Borun On-Site	2	630,000.00	0	¢ 3000*7000
Spiral Heat Exchanger	Daqing Borun On-Site	14	620,298.00	0	LIT150-1500
Tank for Preparatory Liquefaction	Daqing Borun On-Site	2	620,346.60	0	¢ 5000*7500

Complete Set of Control, Protect and Integrated Automation Equipment for Switch Cabinet and Generator	Daqing Borun On-Site	1	630,000.00	0	DMP300
Liquefaction Tank	Daqing Borun On-Site	1	749,736.00	0	¢ 7000*9000
Yeast Tank	Daqing Borun On-Site	1	255,000.00	0	¢ 3600*5000
Hammer Blade Mill	Daqing Borun On-Site	2	540,000.00	0	GFS-120-83 160KW
QSX Gravity Dry stoner	Daqing Borun On-Site	1	180,000.00	0	QSII-125 0.25KW
Water Film Dedustor	Daqing Borun On-Site	1	270,000.00	0
Auger-Type Air Compressor	Daqing Borun On-Site	3	483,975.00	0	UD110A-8 110KW
Crude Column Cooler	Daqing Borun On-Site	1	496,044.00	0	75 Square Meter
Crude Alcohol Tank	Daqing Borun On-Site	1	63,000.00	0	5 cubic meter
Carbinol Column Reflux Accumulator	Daqing Borun On-Site	1	63,000.00	0	5 cubic meter

Rectifying Column Reflux Accumulator	Daqing Borun On-Site	2	90,000.00	0	¢ 1000*1700
Rectifying Column Reboiler	Daqing Borun On-Site	1	297,000.00	0	350 square meter
Fusel Oil Stock Tank	Daqing Borun On-Site	2	333,000.00	0	¢ 3000*3000
Industrial Wine Stock Tank	Daqing Borun On-Site	1	135,000.00	0	¢ 2000*3000
Mixed Alcohol Tank	Daqing Borun On-Site	1	63,000.00	0	5 cubic meter
Crude Column Reboiler	Daqing Borun On-Site	1	495,000.00	0	550 square meter
Carbinol Column Reboiler	Daqing Borun On-Site	1	315,000.00	0	350 square meter
Water Scrubbing Tower Reflux Accumulator	Daqing Borun On-Site	2	36,000.00	0	2 cubic meter
Crude Column Condensator	Daqing Borun On-Site	1	426,465.00	0	V110 1 61.7 square meter
Fusel Oil Cooler	Daqing Borun On-Site	2	120,406.50	0	V13 3.25 square meter
Rectifying Column Reflex Condenser	Daqing Borun On-Site	8	232,923.60	0	V20 15 square meter
Topping Still Reboiler	Daqing Borun On-Site	1	596,923.07	0

Mash preheater	Daqing Borun On-Site	4	143,076.92	0
Crude Column Recirculation Pump	Daqing Borun On-Site	2	188,269.23	0
Carbinol Column reboiler	Daqing Borun On-Site	4	295,959.23	0
Non-corrosive steel pull-out-type heat exchanger	Daqing Borun On-Site	4	255,420.00	0	80m2
Non-corrosive steel pull-out-type heat exchanger	Daqing Borun On-Site	2	158,940.00	0	100m2
Non-corrosive steel pull-out-type heat exchanger	Daqing Borun On-Site	8	953,640.00	0	150m2
Butterfly splitter	Daqing Borun On-Site	1	240,000.00	0	DPF850
Steel plate silo and Electrical Cabinet	Daqing Borun On-Site	2	192,000.00	0	TC14.6*14C
Bar disintegrator	Daqing Borun On-Site	10	62,400.00	0	JBL750
Bar disintegrator	Daqing Borun On-Site	2	16,000.00	0	JBL1000
Fibrous wringing machine	Daqing Borun On-Site	2	256,000.00	0	650

Fibrous wringing machine	Daqing Borun On-Site	3	360,000.00	0	550
First effective evaporator	Daqing Borun On-Site	1	1,088,000.00	0	F=1600 square meter
Desticker	Daqing Borun On-Site	5	360,000.00	0	DN3600
Pipe bundle dryer	Daqing Borun On-Site	1	512,820.00	0	GZG400
Pipe bundle dryer	Daqing Borun On-Site	1	512,820.00	0	GZG400
Pipe bundle dryer	Daqing Borun On-Site	1	512,820.00	0	GZG500
Pipe bundle dryer	Daqing Borun On-Site	1	512,820.00	0	GZG500
Pipe bundle dryer	Daqing Borun On-Site	1	661,537.80	0	YDG1000
Pipe bundle dryer	Daqing Borun On-Site	1	661,537.80	0	YDG1000
Pipe bundle dryer	Daqing Borun On-Site	1	661,537.80	0	YDG1000
Pipe bundle dryer	Daqing Borun On-Site	1	661,537.80	0	YDG1000
quadruple effect desticker B	Daqing Borun On-Site	1	405,000.00	0	DN3400*5000
Wine Fume filtrator	Daqing Borun On-Site	5	101,665.39	0	304

topping still	Daqing Borun On-Site	1	1,080,000.00	0
Tooth recirculating scrap bin sweeps	Daqing Borun On-Site	4	126,000.00	0	350
pneumatic conveyor	Daqing Borun On-Site	1	225,000.00	0	10T/h
automatic wrapping machine	Daqing Borun On-Site	1	180,000.00	0	10T/h
Feedstuff cooler	Daqing Borun On-Site	1	225,000.00	0	15T/h
Side Entering agitating device	Daqing Borun On-Site	28	352,800.00	0	TC2/Y4KW-4P/TP54
Complete Set of Control, Protect and Integrated Automation Equipment for Switch Cabinet and Generator	Daqing Borun On-Site	1	538,461.54	0	DMP300
fluidized-bed boiler main body	Daqing Borun On-Site	2	2,066,788.47	0	RG-CFB35\3082
Mature mash tank	Daqing Borun On-Site	2	585,000.00	0	6500*8000

Liquid saccharifying enzyme tank Fodder agitating device	Daqing Borun On-Site	2	9,000.00	0	¢ 1.2*1.5
alkali liquor overhead tank	Daqing Borun On-Site	1	45,000.00	0	1600*1800
Saccharifying mash cooler	Daqing Borun On-Site	4	269,280.00	0	BR08-1.0-200-E-1 200M2
Acidum Tank	Daqing Borun On-Site	1	212,500.00	0	5000*4500
Alkali Tank	Daqing Borun On-Site	1	212,500.00	0	5000*4500
Vertical needle type impact grinding	Daqing Borun On-Site	1	387,621.25	0	LZM1000-NA 220KW
Centrifugal draughting machine	Daqing Borun On-Site	3	198,594.00	0	Self-made
Side Entering agitating device	Daqing Borun On-Site	28	352,800.00	0	TC2/Y4KW-4P/TP54
Hammer Blade Mill	Daqing Borun On-Site	3	754,290.00	0	JFS60-50 45KW
Waste liquid tank	Daqing Borun On-Site	2	187,000.00	0	5000*4200
needle-shaped impact grinding	Daqing Borun On-Site	1	351,966.16	0	IM750 90KW
finished goods stock tank	Daqing Borun On-Site	5	2,975,000.00	0	1000 cubic meter

water scrubbing tower reflux tank	Daqing Borun On-Site	6	17,000.00	0	1 cubic meter
1# fermenter cooler	Daqing Borun On-Site	4	635,438.75	0	180 square meter
2# fermenter cooler	Daqing Borun On-Site	1	601,481.25	0	150 square mete
3# fermenter cooler	Daqing Borun On-Site	1	444,915.50	0	90 square mete
fermenter	Daqing Borun On-Site	3	2,040,000.00	0	8600*12000
non-corrosive steel stock tank for corn	Daqing Borun On-Site	1	127,500.00	0	3500*1800*1000
low-voltage distributor	Daqing Borun On-Site	1	98,260.00	0	GGD2-55G
deposit chamber	Daqing Borun On-Site	1	119,790.50	0	2000*5000*900
Butterfly splitter	Daqing Borun On-Site	1	255,000.00	0	CH30PS 132KW
fluted disc cracker	Daqing Borun On-Site	1	242,037.50	0	80
non-corrosive steel stock tank for semi-finished material	Daqing Borun On-Site	1	127,500.00	0	10 cubic meter

non-corrosive steel stock tank for forfinished material	Daqing Borun On-Site	1	127,500.00	0	10 cubic meter
non-corrosive steel stock tank for waste liquid	Daqing Borun On-Site	2	127,500.00	0	10 cubic meter
single-screw dehydrator	Daqing Borun On-Site	1	127,500.00	0	DLTS-500 18.5KW
non-corrosive steel stock tank	Daqing Borun On-Site	1	85,000.00	0	1800*1500*1000
Fibre rinse bath	Daqing Borun On-Site	1	380,324.00	0	11500*1000*1250
Corrosion resistant centrifugal pump (washer pump)	Daqing Borun On-Site	1	98,838.00	0	CL65-200C 22KW
low-voltage distributor	Daqing Borun On-Site	1	134,746.25	0	GGD2-55G
steel plate silo	Daqing Borun On-Site	1	231,200.00	0	TC14600*12600C
roller grizzly	Daqing Borun On-Site	2	113,288.00	0	520/125
bucket lifter pylon	Daqing Borun On-Site	1	184,671.00	0	2500*2500*40000
Discharge device	Daqing Borun On-Site	2	348,840.00	0	GFY-95L 3KW

cyclone cluster	Daqing Borun On-Site	3	271,881.00	0
Mash-in tank	Daqing Borun On-Site	2	336,487.50	0	¢ 6000*7500
frequency conversion feeder	Daqing Borun On-Site	2	226,530.00	0	YW-35
cyclone scrubber	Daqing Borun On-Site	2	240,300.00	0
density stock pump	Daqing Borun On-Site	2	89,437.50	0	IHD65-50-125 4KW
supernatant liquor pump	Daqing Borun On-Site	1	25,245.00	0	IHD150-125-250 18.5KW
non-corrosive steel mixed-flow pump	Daqing Borun On-Site	2	30,982.50	0	300-HL-16A
non-corrosive steel mixed-flow pump	Daqing Borun On-Site	1	86,805.00	0	300-HL-18 110KW
non-corrosive steel mixed-flow pump	Daqing Borun On-Site	2	50,625.00	0	300-HL-21A 132KW
non-corrosive steel mixed-flow pump	Daqing Borun On-Site	1	54,810.00	0	300-HL-21 160KW
liquid piston vac pup	Daqing Borun On-Site	1	9,450.00	0	SK-AZ EX5.5KW
evaporation condensation pump	Daqing Borun On-Site	1	16,200.00	0	IHD100-50-150 15KW
non-corrosive steel reflux pump	Daqing Borun On-Site	1	73,305.00	0	450HL-25 280KW

Stillage Pump	Daqing Borun On-Site	2	44,887.50	0	IHD150-125-315 30KW
Common Discharge device	Daqing Borun On-Site	1	158,935.50	0	GFY-16
single stage single suction volute chemical pump	Daqing Borun On-Site	1	18,090.00	0	IH150-125-250A 1.5KW
horizontal centrifuge	Daqing Borun On-Site	4	1,096,153.88	0	LW530-2270
sieve sorption stalk	Daqing Borun On-Site	2	1,741,875.65	0	2700*9000
				0
rectifying column	Daqing Borun On-Site	4	830,904.11	0
Intelligent dynamic mass weigher	Daqing Borun On-Site	3	57,056.25	0	LCS-C60
crasher	Daqing Borun On-Site	2	15,300.00	0	8.5KW
dehydrator	Daqing Borun On-Site	2	48,195.00	0	Harbin cereals Machinery Plant
low-voltage distributor	Daqing Borun On-Site	2	14,981.25	0	GGD2-55G
corrosion resistant centrifugal pump	Daqing Borun On-Site	9	53,295.00	0	125-100-250 15KW
pin type mill	Daqing Borun On-Site	1	127,500.00	0	LZM685 75KW

pin type mill	Daqing Borun On-Site	1	157,335.00	0	750 90KW
plate type convertor	Daqing Borun On-Site	1	94,668.75	0	BB0.8-10/120-160
Acidum tank	Daqing Borun On-Site	2	124,503.75	0	¢ 3500*4000 30 square meter
low-voltage distributor	Daqing Borun On-Site	2	76,818.75	0	GGD2-55G
carbon-dioxide scrub column	Daqing Borun On-Site	1	78,412.50	0	Q=100 cubic meter/h H=32m
Mash preheater	Daqing Borun On-Site	1	195,330.00	0	FN=120 square meter
Crude column reboiler	Daqing Borun On-Site	2	247,095.00	0	FN=350 square meter
Crude column reboiler	Daqing Borun On-Site	7	118,575.00	0	FN=120 square meter
Crude column end cooler	Daqing Borun On-Site	1	147,900.00	0	30 square meter
fusel oil cooler	Daqing Borun On-Site	1	87,018.75	0	1.4 square meter
Finished goods cooler	Daqing Borun On-Site	1	72,037.50	0	8.6 cubic meter
Water column end cooler	Daqing Borun On-Site	2	15,937.50	0	75 square meter

crude alcohol preheater	Daqing Borun On-Site	1	93,075.00	0	12 square meter
flash tank	Daqing Borun On-Site	1	103,275.00	0	2.5 cubic meter
fusel oil stock tank	Daqing Borun On-Site	1	37,500.00	0	3 cubic meter
Mixed alcohol tank	Daqing Borun On-Site	1	52,500.00	0	5 cubic meter
crude alcohol tank	Daqing Borun On-Site	1	30,000.00	0	2 cubic meter
localizer	Daqing Borun On-Site	1	32,453.85	0	IPD2112
Industrial alcohol tank	Daqing Borun On-Site	1	52,500.00	0	5 cubic meter
crude alcohol pump	Daqing Borun On-Site	1	20,081.25	0	65-40-315 EX5.5KW
corrosion resistant mild wine pump	Daqing Borun On-Site	1	20,782.50	0	CL50-200C EX11KW
Waste mash pump	Daqing Borun On-Site	1	39,015.00	0	100-65-315 EX15KW
Power automatic control cabinet	Daqing Borun On-Site	1	7,650.00	0	VW-V6
Auto-decompression starter box	Daqing Borun On-Site	1	3,251.25	0	XJ01-135
air compressor	Daqing Borun On-Site	1	62,921.25	0	VW-6/7 37KW

air compressor	Daqing Borun On-Site	1	84,468.75	0	L-208 4L-22/7 132KW
pressure container	Daqing Borun On-Site	1	3,697.50	0	PV04-073
pressure container	Daqing Borun On-Site	1	3,697.50	0	PV04-074
after cooler	Daqing Borun On-Site	1	59,670.00	0	HL-12/1.0
Air Container	Daqing Borun On-Site	1	994.50	0	04405
pneumatic positioner valve	Daqing Borun On-Site	1	35,190.00	0	DN25
pneumatic positioner valve	Daqing Borun On-Site	1	45,747.00	0	DN65
hyperthermal nstantaneous sterilizer	Daqing Borun On-Site	1	47,812.50	0	RP6L20
pressure container	Daqing Borun On-Site	1	62,347.50	0	PV04-119
pressure container	Daqing Borun On-Site	1	67,014. 00	0	PV04-120
pneumatic positioner valve	Daqing Borun On-Site	1	3,182.40	0	DN20*16
pneumatic positioner valve	Daqing Borun On-Site	1	4,819.50	0	DN40*16

air compressing engine air container	Daqing Borun On-Site	1	74,970.00	0	01J2001-26
Electric Control Box	Daqing Borun On-Site	1	24,480.00	0	QG

Mortgaged Property List

Mortgaged Property	No. of Ownership Certificate and other Certificates	Place	Area or Quantity	Value of Mortgaged Property (ten thousand Yuan)	Mortgage set for other debt (Ten Thousand Yuan)	Note (model No.)
cast steel gate wave		Factory area of Daqing Borun	1	15,192.90	0	DN200*16
cast steel gate wave		Factory area of Daqing Borun	1	27,234.00	0	DN250*16
cast steel gate wave		Factory area of Daqing Borun	1	17,939.70	0	DN300*16
cooling water pump		Factory area of Daqing Borun	1	39,703.50	0	45KW
water bank		Factory area of Daqing Borun	1	1,530.00	0	3 cubic meters
corrosion preventive cooling water pump		Factory area of Daqing Borun	1	21,879.00	0	HB65-16A 1.5KW
single stage double suction centrifugal pump		Factory area of Daqing Borun	1	57,834.00	0	KQSN/J300-N9/418 132KW

secondary pump	Factory area of Daqing Borun	1	2,493.90	0	110KW
cast steel gate wave	Factory area of Daqing Borun	1	4,253.40	0	DN150*16
corrosion preventive firstly pump	Factory area of Daqing Borun	1	52,020.00	0	125-100-250 15KW
cast steel globe wave	Factory area of Daqing Borun	1	1,912.50	0	DN125*16
cast steel globe wave	Factory area of Daqing Borun	1	1,652.40	0	DN100*16
cast steel gate wave	Factory area of Daqing Borun	1	4,008.60	0	DN125*16
fire pump	Factory area of Daqing Borun	1	40,239.00	0	45KW
low-voltage distribution cabinet	Factory area of Daqing Borun.	1	3,427.20	0	GGD2-55G
high-voltage PT cabinet	Factory area of Daqing Borun	1	29,429.10	0	WGN2-10-0.8G
high-voltage distribution cabinet	Factory area of Daqing Borun	1	59,759.10	0	WGN2-10-0.9G
capacitor cabinet	Factory area of Daqing Borun	1	39,871.80	0	JKL
capacitor pump	Factory area of Daqing Borun	1	79,744.50	0	VFT100
load monitoring syatem	Factory area of Daqing Borun	1	22,230.00	0
centrifugal pump	Factory area of Daqing Borun	1	53,856.00	0	SQ-32-300
electronic distribution box	Factory area of Daqing Borun	1	49,364.10	0	WJ139A
electronic control box	Factory area of Daqing Borun	1	201,438.00	0
high-voltage switchboard	Factory area of Daqing Borun	1	64,638.00	0	XGN2-10-0.7G

transformer	Factory area of Daqing Borun	2	20,340.00	0	s11-50/10-0.4
transformer	Factory area of Daqing Borun	1	159,660.00	0	s11-2500/10-0.4
No.1 incomer	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/53G
first-step main power switch	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/036G
measurement box	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/44G
No.1 transformer return box	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/007G
No.2 transformer return box	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/007G
bus tie cabinet	Factory area of Daqing Borun	1	19,935.90	0	XGN2-12/036G
bus tie cabinet	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/041G
No.5 transformer return box	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/007G
No.4 transformer return box	Factory area of Daqing Borun	1	19,935.90	0	XGN2-12/007G
No.3 transformer return box	Factory area of Daqing Borun	1	19,935.90	0	XGN2-12/007G

measurement box	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/44G
second-step main power switch	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/036G
second-step voltage transformer & incomer	Factory area of Daqing Borun	1	64,638.00	0	XGN2-12/53G
dirt catcher	Factory area of Daqing Borun	2	1,758,933.85	0	EB802-3
90t/h medium-temperature medium pressure recyclable fluidized bed boiler	Factory area of Daqing Borun	2	8,854,700.85	0
Water treatment system equipment	Factory area of Daqing Borun	1	3,978,632.50	0
generator	Factory area of Daqing Borun	1	1,444,444,45	0	QF-15-2
steam turbine	Factory area of Daqing Borun	1	2,564,102.56	0	B15-3.43/0.981